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                         NAVISTAR FINANCIAL CORPORATION
                                AND SUBSIDIARIES


                                INDEX TO EXHIBITS

The following documents of Navistar Financial Corporation are incorporated herein by reference:

3.1 Restated Certificate of Incorporation of Navistar Financial Corporation (as amended and in effect on December 15, 1987). Filed on Form 8-K dated December 17, 1987. Commission File No. 1-4146-l.

3.2    The By-Laws of Navistar  Financial  Corporation (as amended  February 29,
       1988). Filed on Form 10-K dated January 19, 1989. Commission File No. 1-4146-1.